Exhibit 10.3.6

TESSCO TECHNOLOGIES INCORPORATED

PERFORMANCE STOCK UNIT AGREEMENT

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) between TESSCO TECHNOLOGIES INCORPORATED (the “Company”) and __________________ (“you or “Grantee”) is effective as of _______ ___, 20__.

Section 1. Grant of Performance Shares.

1.1 The Compensation Committee of the Company’s Board of Directors has awarded to you the conditional right to receive up to ________________ shares of the Company’s common stock (“Performance Stock”) under the TESSCO Technologies Incorporated 2019 Stock and Incentive Plan (the “Plan”). Shares of Performance Stock are sometimes referred to in this Agreement as “Performance Shares,” and your right to receive one (1) Performance Share is sometimes referred to as a “Performance Stock Unit” or “PSU.” Your Performance Stock and PSUs are in all respects subject to the terms and conditions contained in this Agreement.

1.2 In general, whether your PSUs ripen into the right to receive Performance Shares depends on two factors: (1) the Company’s earnings per share over this Fiscal Year (i.e., the Fiscal Year ending _________, 20___) and (2) your individual performance rating for this Fiscal Year under the Company’s appraisal process. In addition, as described below, you must remain employed by the Company until Performance Shares are issued, which will occur in four annual installments after the end of the Fiscal Year.

Section 2. Defined Terms. This Agreement uses a number of terms that are defined either in the body of the Agreement or in the Glossary (Section 11), which appears at the end of this Agreement. These defined terms are capitalized wherever they are used. Capitalized terms not otherwise defined will have the meanings ascribed thereto in the Plan.

Section 3. Earning of Performance Shares.

3.1 In General. Performance Shares may be earned only as of the end of this Fiscal Year, i.e., FY20__.

3.2 Number of Performance Shares Earned. The number of Performance Shares earned (if any) depends on the Corporate Performance Factor for FY20__ (which is based on EPS as described below) and your Individual Performance Factor for FY20__. Specifically, the number of Performance Shares earned for FY20__ is determined as follows:

Base Number of Shares x Corporate Performance Factor x Individual Performance Factor

where:

•	“Base Number of Shares” is ________;

DMEAST #38121774 v1

•	“Corporate Performance Factor” is the percentage determined based on EPS for FY20__ as described in the next Section; and
•

“Individual Performance Factor” is the percentage based on your “Collaboration Rating” and your “Bottom Line Contribution to Results Rating” for FY20__ as determined by the Company as part of the Company’s annual appraisal of your performance. This percentage will be 0% if you have not achieved your personal goals and between 70% and 125% if you meet or exceed your personal goals. You have previously been provided with a written description of how this percentage is determined as a function of your achievement of some, many, nearly all, or none of your personal goals and whether your performance meets, exceeds, or falls short of expectations.

The total number of Performance Shares that may be earned for FY20__, however, may not exceed 100% of the Base Number of Shares.

3.3 Determination of “Corporate Performance Factor.” The Corporate Performance Factor for FY20__ is a percentage based on EPS for FY20__ relative to the applicable Threshold EPS and Target EPS and the specified intermediate EPS amounts, i.e., the EPS amounts between Threshold EPS and Target EPS specified in the following table.

If EPS for FY20__ is:	then the Corporate Performance Factor for FY20__ is:
Less than Threshold EPS	Zero
Threshold EPS

A percentage between 1% and ___%, rounded up or down to the nearest whole percentage, as determined by the Compensation Committee to be that percentage (the “Threshold %”) which results in the Company achieving Threshold EPS (for the avoidance of doubt after the costs for FY20__ associated with all components of the Company’s Value Share Program (or successor incentive compensation arrangements), including the costs associated with the grant of Performance Shares under this and similar agreements, all as determined in good faith by the Compensation Committee).

Greater than Threshold EPS but less than or equal to $0.__	Determined by multiplying ____% by the number of cents by which EPS for FY20__ exceeds Threshold EPS, rounding up or down to the nearest whole percentage, and adding that result to ___%.

DMEAST #38121774 v12

Exactly equal to $0.__	__%
Greater than $___ but less than or equal to $___	Determined by multiplying ___% by the number of cents by which EPS for FY20__ exceeds $___, rounding up or down to the nearest whole percentage, and adding the result to __%
Exactly equal to $___	__%
Greater than $____ but less than or equal to $____	Determined by multiplying ___% by the number of cents by which EPS for FY20__ exceeds $____, rounding up or down to the nearest whole percentage, and adding the result to ___%
Exactly equal to $____	___%
Greater than $____ but less than or equal to Target EPS	Determined by multiplying ___% by the number of cents by which EPS for FY20__ exceeds $____, rounding up or down to the nearest whole percentage, and adding the result to ___%
Equal to or greater than Target EPS	100%

Threshold EPS	$____
Target EPS	$____
3.4 Applicable Parameters. The Threshold EPS and Target EPS for FY20__ are as follows:

Section 4. Issuance and Distribution of Performance Shares. Performance Shares earned as described in Section 3, if any, will be issued and distributed to you in four (4) approximately equal installments, with (A) the first installment to be made on the later of (i) the date of final determination by the Compensation Committee of the Corporate Performance Factor and Individual Performance Factor for FY20__ (anticipated to occur on or about ______,  20__), and (ii) May 15, 20__, and (B) the remaining three (3) installments to be made on the same day of the calendar year which the first installment was made in accordance with clause (A), successively in 20__, 20__, and 20__, subject to Section 5.

Section 5. Continued Employment.

5.1 In order to earn Performance Shares under this Agreement, you must be employed by the Company on the last day of FY20__. If your employment terminates (for

DMEAST #38121774 v13

whatever reason) before the end of this Fiscal Year, you will not earn any Performance Shares under this Agreement.

5.2 In order to receive Performance Shares that you have earned, you must be employed by the Company on the date that the Performance Shares are to be issued and distributed (as provided in Section 4). You will forfeit your right to receive Performance Shares that have been earned but have not been issued and distributed as of the date your employment terminates. This condition will not apply (and any Performance Shares already earned by you for this Fiscal Year will be immediately granted to you upon termination), however, if:

•	Your employment was terminated by the Company other than for Cause;
•	You terminated your employment for Good Reason;
•	Your employment was terminated either by you or by the Company on account of Disability; or
•	Your employment was terminated by reason of your death.
5.3 “Employment” by the Company for purposes of this Agreement includes employment by any of the Company’s subsidiaries.
Section 6. Illustrations. The application of the above provisions is illustrated by the following examples:

Example 1If EPS for FY20__ is $____, then the Corporate Performance Factor for FY20__ will be determined by the Company as a percentage equal to between 0% and ___% which percentage (the Threshold Percentage) will continue to result in EPS of $____ after costs as described. If EPS for FY20__ is $___, then the Corporate Performance Factor for FY20__ is determined as the sum of (i) ___% plus (ii) ____% times __ cents (i.e., the number of cents EPS exceeds $__), or __% . If EPS for FY20__ is $___, then the Corporate Performance Factor for FY20__ is __%. If EPS for FY20__ is $___, then the Corporate Performance Factor for FY20__ is __%, i.e., ___% + (($___ – $____) x ___%) rounded to nearest whole percentage. If EPS for FY20__ is $___ or greater, then the Corporate Performance Factor for FY20__ is 100%.

Example 2If EPS for FY20__ is $____, then the Corporate Performance Factor for FY20__ is the excess of EPS ($___) over $_____, or ___cents, times _____%, which (rounded to the nearest whole percentage) is ___%, plus __%, which is __%. If your Individual Performance Factor for FY20__ is 100%, you would earn that number of Performance Shares equal to the Base Number of Shares times the Corporate Performance Factor (__%) times your Individual Performance Factor, but in no event exceeding the Base Number of Shares. Assuming that you remain employed as required by Section 5 (and there is no intervening Change in Control as described in Section 7), these Performance Shares would be issued and distributed you as follows: __% on the later of the date the Corporate Performance Factor and

DMEAST #38121774 v14

Individual Performance Factor are finally determined by the Compensation Committee (anticipated to occur on or about May 10, 20__) and May 15, 20__; 25% on the first anniversary of that later date; 25% on the second anniversary of that later date; and 25% on the third anniversary of that later date.

Section 7. Change in Control. If there is a Change in Control of the Company, then:

7.1 If the Change in Control occurs during this Fiscal Year, i.e., FY20__  (provided you are employed by the Company on the date of the Change in Control), you will earn Performance Shares as though (i) EPS for this Fiscal Year equals Target EPS and (ii) your Individual Performance Factor is 100%. Any Performance Shares so earned will be issued and distributed to you effective as of the Change in Control;

7.2 If the Change in Control occurs after the end of this Fiscal Year (provided you are employed by the Company on the date of the Change in Control), any Performance Shares that you have earned for this Fiscal Year but that have not yet been issued and distributed to you will be issued and distributed to you effective as of the Change in Control; and

7.3 Except as provided in this Section, this Agreement and your right to earn Performance Shares will terminate.
Section 8. Adjustment of Number of Performance Shares, etc.

8.1 Stock Dividends, Splits, Etc. In the event of a stock split, a stock dividend or a similar change in the shares of the Company’s common stock, the number of Performance Shares that may be earned and the number of Performance Shares that have been earned but not yet issued and distributed under this Agreement, as well as Threshold EPS, Target EPS, Base Number of Shares, and the Maximum Number of Performance Shares, shall be adjusted pursuant to the Plan or otherwise as the Compensation Committee deems reasonable so as to preserve the same relative rights and obligations as are provided for in this Agreement.

8.2 Reorganization Events. After any capital reorganization, reclassification of shares of the Company’s common stock, or consolidation of the Company with, or merger of the Company into, any other corporation or entity that does not constitute a Change in Control (each a “Reorganization Event”), the number of Performance Shares that may be earned and the number of Performance Shares that have been earned but not yet issued and distributed under this Agreement, as well as Threshold EPS, Target EPS, Base Number of Shares, and the Maximum Number of Performance Shares, may be adjusted pursuant to the Plan or otherwise as the Compensation Committee deems reasonable so as to preserve the same relative rights and obligations as are provided for in this Agreement.

8.3 Reservation of Sufficient Shares. The Company will reserve and keep available out of its authorized but unissued shares of common stock, or treasury stock, a number of such shares as will be sufficient to enable the Company to issue and distribute any Performance Shares that become issuable and distributable under this Agreement.

8.4 Registration and Approval. If any shares reserved for issuance under this Agreement require registration with or approval of any governmental authority under any federal

DMEAST #38121774 v15

or state law before those shares may be validly issued, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval. This provision, however, will not require the Company to secure any registration or approval in order (i) to issue shares under this Agreement if those shares can lawfully be issued pursuant to one or more exemptions from registration under applicable federal and state securities laws (even though the shares may constitute “restricted securities” or the holder of such shares may be unable to transfer the shares without registration or the availability of a suitable exemption from registration under such laws) or (ii) to enable any person to sell or distribute shares received under this Agreement in a transaction involving a public offering within the meaning of the Securities Act as then in effect.

8.5 Shares Fully Paid and Nonassessable. All Shares issued under this Agreement will upon issuance be fully paid and nonassessable.
Section 9. Restrictions on Transfer; Legends.

9.1 Transfer Restrictions; Opinion of Counsel. Neither this Agreement nor all or any part of your rights under this Agreement may be transferred, i.e., pledged, hypothecated, sold, assigned, or otherwise encumbered or disposed of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process), except as may expressly be provided in the Plan. No shares issued under this Agreement may be transferred, other than by will or by operation of the laws of descent and distribution, unless the transferor first delivers to the Company an opinion of counsel reasonably satisfactory to counsel for the Company to the effect that the transfer is permitted under federal and state securities laws. Any purported transfer in violation of these restrictions will be ineffective.

9.2 Stock Certificate Legends. Any certificate evidencing Performance Shares issued under this Agreement and any certificate evidencing shares issued to any subsequent transferee of any Performance Shares may be imprinted with a legend in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The transfer of the shares represented by this certificate is subject to compliance with the conditions specified in an Agreement dated as of May 10, 2019 under which these shares were issued, and no transfer of these shares will be valid or effective until such conditions and provisions have been fulfilled or complied with. A copy of the Agreement will be made available to any person having a valid interest therein upon request and without charge. Upon the fulfillment of such conditions and provisions, the issuer has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for the number of shares represented hereby, registered in the name of the holder hereof.

DMEAST #38121774 v16

Section 10. Miscellaneous.

10.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding between us, and supersedes any prior agreement or understanding, relating to the subject matter of this Agreement.

10.2 Conflicts with Plan; Amendments. This Agreement has been granted as a “Performance Award” under the Plan and will be construed consistently with the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control (except that the definition of the term “Change in Control” as used herein shall be controlling over the same term as defined in the Plan). The Committee has the right, in its sole discretion, to amend this Agreement from time to time in any manner for the purpose of promoting the objectives of the Plan but only if all other Performance Share Award Agreements under the Plan that are then in effect at the time of such amendment are also similarly amended with substantially the same effect. Any such amendment of this Agreement will, upon adoption by the Committee, become and be binding and conclusive on all persons affected by it without requirement for consent or other action by any such person. The Company will give you written notice of any such amendment of this Agreement as promptly as practicable after it is adopted.

10.3 No Rights of Stockholder. You will not have the rights of a stockholder of the Company with respect to the Performance Shares that may become issuable under this Agreement until the Performance Shares have actually been issued and distributed to you. This Agreement will not affect in any way the right or power of the Board of Directors or the stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or shares of capital stock with a preference ahead of, or convertible into, or otherwise affecting the common stock or rights of holders of common stock, or any dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.4 Notices. Any notice or communication required or permitted by this Agreement will be sufficiently given if delivered in person or by commercial courier service or sent by first class mail, postage prepaid:

(i) if to the Company, addressed to it at 11126 McCormick Road, Hunt Valley, Maryland 21031, marked for the attention of the President, and
(ii) if to you, to the address set forth below your signature, or in either case to such other address as either of us notifies the other in accordance with this Section.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

10.6 Headings. The descriptive headings in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

DMEAST #38121774 v17

10.7 Limitations on Issuance. Notwithstanding any other provisions of this Agreement or of the Plan, no Performance Shares will be issuable under this Agreement at any time when such issuance is prohibited by the Company’s policies then in effect concerning transactions by officers, directors, and employees in securities of the Company.

10.8 Fractional Shares. The Company will not be required to issue fractions of Performance Shares under this Agreement. If any fractional interest in a Performance Share is otherwise deliverable, the Company will instead pay cash equal to the fair market value of the fractional interest as reasonably determined by the Company.

10.9 Withholding Taxes. The Company will be entitled to require as a condition of delivery to you of any Performance Shares (whether evidenced by a physical certificate or made by electronic transfer) that you remit to the Company an amount sufficient to satisfy all federal, state, and other taxes or withholding requirements that may be imposed upon the Company. Whether or not the Company requires you to remit any such amounts, the Company will at all times have the right to withhold such amounts from any compensation or other payments otherwise due to you (under this Agreement or otherwise).

10.10 Issuance Taxes. The issuance of stock certificates under this Agreement will be made without charge to you for any stamp or similar tax imposed with respect to such certificate. The Company will not, however, be required to pay any such tax that may be payable on account of the issuance and delivery of stock certificates in any name other than yours, and the Company will not be required to issue or deliver any such stock certificate unless and until the person or persons requesting its issuance have paid to the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

10.11 409A. The payments to you pursuant to this Agreement are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, as short-term deferrals pursuant to Treasury Regulation §1.409A-1(b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2).

Section 11. Glossary. The following capitalized terms have the meanings set forth in this Section:

11.1 “Base Number of Shares” is defined in Section 3.2.
11.2 “Cause” means:
(i) your conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude;
(ii) your embezzlement or criminal diversion of funds or property of the Company or any of the Company’s subsidiaries; or
(iii) any other gross misconduct by you in connection with your employment with the Company or any willful failure by you to perform the substantial duties of your position.

DMEAST #38121774 v18

11.3 “Change in Control” shall have the meaning ascribed thereto in the Plan.
11.4 “Compensation Committee” means the Compensation Committee of the Company’s Board of Directors as constituted from time to time.
11.5 “Corporate Performance Factor” is defined in Section 3.3.
11.6 “Disability” means a total and permanent disability within the meaning of the Company’s long term disability plan, as amended from time to time.

11.7 “EPS” means the Company’s consolidated diluted earnings per share net of the costs for the Fiscal Year associated with all components of the Company’s Value Share Program (or successor incentive compensation arrangements), including the costs associated with the grant of Performance Shares under this and similar agreements, all as determined in good faith by the Compensation Committee. In this connection:

(a) The Compensation Committee may make such adjustments to EPS, and to Threshold EPS and Target EPS, for any Fiscal Year as the Compensation Committee reasonably determines in its sole discretion are necessary (i) to maintain consistency with the accounting principles and practices applied by the Company on the effective date of this Agreement or (ii) as a result of transactions or events described in Sections 8.1 or 8.2, or other extraordinary or nonrecurring events not contemplated in developing the Threshold EPS and Target EPS targets, in order to preserve the Compensation Committee’s intent in issuing this and similar agreements; and

(b) In addition, and without limiting the generality of the foregoing, if the Company’s consolidated diluted earnings per share before taking into account the costs associated with the grant of Performance Shares under this and similar agreements would exceed Threshold EPS but such consolidated diluted earnings per share after taking into account such costs would be less than Threshold EPS, then the number of Performance Shares earned under this and similar agreements will be determined based on the maximum Corporate Performance Factor such that the Company’s consolidated diluted earnings per share after giving effect to the grant of Performance Shares based on such Corporate Performance Factor (and taking into account all other costs for the Fiscal Year associated with all components of the Company’s Value Share Program or successor incentive compensation arrangements) will not be less than Threshold EPS.

11.8 “Fiscal Year” means a fiscal year of the Company.
11.9 “FY20__” or “this Fiscal Year” means the Fiscal Year ending _______, 20__.
11.10 “Good Reason” means:

(i) any material adverse change in your duties or reporting responsibilities or any material reduction in your authority, provided you specifically object in writing to the change or reduction within thirty (30) days and the Company does not rescind the change or reduction within a further period of thirty (30) days; or

DMEAST #38121774 v19

(ii) any failure by the Company or its subsidiaries to make a payment due to you or to provide you with a benefit due to you, but only if the failure is not cured within fifteen (15) days after the Company receives written notice of the failure.

11.11 “Individual Performance Factor” is defined in Section 3.2.
11.12 “Performance Share” means a share of Performance Stock.
11.13 “Performance Stock” means common stock of the Company that may become issuable to you under this Agreement.
11.14 “Performance Stock Unit” or “PSU” means your right to receive, subject to the terms and conditions contained in this Agreement, one (1) Performance Share.

[Balance of This Page Intentionally Blank]

DMEAST #38121774 v110

To confirm the above, the Company and you hereby sign this Agreement, which is effective as of the date set forth on the first page.

ATTEST/WITNESS:TESSCO TECHNOLOGIES INCORPORATED

By:(SEAL)

     _________________________________

GRANTEE

(SEAL)

Address:

DMEAST #38121774 v111